H&Q LIFE SCIENCES INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, at a meeting of the shareholders of H&Q Life Sciences Investors (“The Fund”), the shareholders of the Fund elected Mr. William S. Reardon as Trustee to the Fund, effective upon his written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on February 20, 1992, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee’s election, the eight Trustees of the H&Q Life Sciences Investors are:

Rakesh K. Jain, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Lawrence S. Lewin	2 Liberty Square, 9th Floor
Boston, MA 02109

Eric Oddleifson	2 Liberty Square, 9th Floor
Boston, MA 02109

Daniel R. Omstead, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Oleg M. Pohotsky	2 Liberty Square, 9th Floor
Boston, MA 02109

William S. Reardon	2 Liberty Square, 9th Floor
Boston, MA 02109

Uwe F. Reinhardt, Ph.D.	2 Liberty Square, 9th Floor
Boston, MA 02109

Lucinda H. Stebbins	2 Liberty Square, 9th Floor
Boston, MA 02109

IN WITNESS WHEREOF, this Notice has been subscribed this 8th day of June, 2010, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary